“[    *    ]” = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit 10.43
Execution Copy

RELEASE AND LICENSE AGREEMENT

THIS RELEASE AND LICENSE AGREEMENT (the “Agreement”) is made and entered into as of October 22, 2008 (the “Effective Date”) by and between ZymoGenetics, Inc. having offices at 1201 Eastlake Avenue East, Seattle, WA 98102-3702 (“ZymoGenetics”), and Bristol-Myers Squibb Company, a Delaware corporation having offices at Route 206 & Province Line Road, Princeton, NJ 08543 (“BMS”).

RECITALS

WHEREAS, BMS has commercialized the drug product ORENCIA® (abatacept) for therapeutic use in humans;

WHEREAS, ZymoGenetics owns and controls certain patent rights relating to fusion proteins, including U.S. Patent Nos. 6,018,026 and 5,843,725;

WHEREAS, ZymoGenetics filed the Pending Action against BMS in the United States District Court for the District of Delaware, Case No. 06-500-SLR, alleging claims relating to infringement of U.S. Patent Nos. 6,018,026 and 5,843,725;

WHEREAS, BMS denied infringing U.S. Patent Nos. 6,018,026 and 5,843,725, and alleged U.S. Patent Nos. 6,018,026 and 5,843,725 were invalid; and

WHEREAS, ZymoGenetics and BMS desire to enter into this Agreement as an amicable and final business resolution to the Pending Action.

NOW, THEREFORE, in consideration of the promises and the mutual covenants recited herein, the Parties agree as follows.

ARTICLE 1

DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

1.1 “Abatacept” means the fusion protein known as abatacept, and any pharmaceutical product containing such protein, including the pharmaceutical product containing abatacept, which is a fusion protein that consists of [    *    ], being sold by BMS under the trademark ORENCIA®.

1.2 “Affiliate” means any Person that (directly or indirectly) through one or more intermediaries, controls, is controlled by, or is under common control with the Party specified. For the purposes of this definition, “control” shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through ownership of fifty percent (50%) or more of the voting securities of such Person, by contract or otherwise.

1.3 “Belatacept” means the fusion protein known as belatacept (also known as BMS-224818 and LEA29Y), which is a fusion protein that consists of [    *    ], and any pharmaceutical product containing such protein.

1.4 “BMS Released Parties” and “BMS Releasor” means BMS’ agents, servants, attorneys, employees, officers, directors, Affiliates, predecessors, successors, assigns, licensors, transferees (including but not limited to Sublicensees), representatives and all persons and entities acting by, through, under, or in concert with them or any of them.

1.5 “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York, New York are authorized or obligated by applicable laws to close.

1.6 “Controlled” means, with respect to any patent, patent application or other intellectual property rights, possession by ZymoGenetics or any of its Affiliates of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to grant the license, sublicense, release or covenant not to sue (as applicable) to BMS as provided for in this Agreement without violating the terms of any agreement in effect as of the Effective Date with any Third Party.

1.7 “Designee” means BMS collaborators or Sublicensees.

1.8 “Dollar” or “$” means the lawful currency of the United States.

1.9 “Effective Date” shall have the meaning set forth in the preamble of this Agreement.

1.10 “Field” means the diagnosis, treatment, control or prevention of any human disease, disorder or condition.

1.11 “Licensed Patents” means (a) U.S. Patent Nos. 6,018,026 and 5,843,725; (b) any foreign counterpart of U.S. Patent Nos. 6,018,026 and/or 5,843,725; (c) any patent issuing anywhere in the world from any application (including, but not limited to, divisionals, continuations, continuations-in-part and renewals) claiming priority (directly or indirectly) to U.S. Patent Nos. 6,018,026 or 5,843,725, or any patent or application from which U.S. Patent Nos. 6,018,026 or 5,843,725 claims priority; (d) any patents anywhere in the world that are registrations, reissues, renewals, reexaminations, confirmations, supplementary protection certificates or extensions of any of clauses (a), (b) or (c); and (e) any progeny of the foregoing.

1.12 “Licensed Product” means any pharmaceutical product or compound or biologic, including but not limited to Abatacept and Belatacept.

1.13 “Patents” means, to the extent Controlled by ZymoGenetics or any of its Affiliates, any (a) patents and patent applications in any country or jurisdiction Controlled by ZymoGenetics or any of its Affiliates as of the Effective Date; (b) any patent issuing anywhere in the world from any application (including, but not limited to, divisionals, continuations, continuations-in-part and renewals) claiming priority (indirectly or directly) to any of the foregoing or claiming priority (indirectly or directly) to a patent or patent application from which any of the foregoing claims priority; (c) any patents anywhere in the world that are registrations, reissues, renewals, reexaminations, confirmations, supplementary protection certificates or extensions of any of clauses (a) or (b); and (d) any application for any of the foregoing.

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1.14 “Party” means either ZymoGenetics or BMS. “Parties” means collectively ZymoGenetics and BMS.

1.15 “Pending Action” means the action pending as of the Effective Date between the Parties in the United States District Court for the District of Delaware, Case No. 06-500-SLR (including Case No. 06-500-SLR-MPT), relating to U.S. Patent Nos. 6,018,026 and 5,843,725.

1.16 “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture company, governmental authority, association or other entity.

1.17 “Released IP” means (i) the Patents and (ii) any other intellectual property rights Controlled by ZymoGenetics as of the Effective Date.

1.18 “Sublicensee” means any Third Party which is licensed by BMS or any of its Affiliates to make, have made, use, sell, have sold, offer for sale, import and/or export Abatacept or Belatacept.

1.19 “Territory” means the entire world.

1.20 “Third Party” means any Person other than ZymoGenetics and its Affiliates and BMS and its Affiliates.

1.21 “ZymoGenetics Releasors” and “ZymoGenetics Released Parties” means ZymoGenetics’ agents, servants, attorneys, employees, officers, directors, Affiliates, predecessors, successors, assigns, licensors, transferees, representatives and all persons and entities acting by, through, under, or in concert with them or any of them.

ARTICLE 2

LICENSE GRANT AND RELEASE

2.1 License. In consideration of and subject to the terms and conditions of this Agreement, ZymoGenetics hereby grants to BMS a fully paid-up, royalty-free, perpetual, nonexclusive, worldwide license, with the right to grant sublicenses to its Affiliates and Designees, under the Licensed Patents to make, have made, use, sell, have sold, offer for sale, import and/or export Licensed Product in the Territory in the Field.

2.2 No Other License. Other than the license granted in Section 2.1, no other license to any other intellectual property of ZymoGenetics is granted herein. For clarity, this Section 2.2 shall not limit Section 2.3.

2.3 Release and Non-Assertion.

(a) In consideration of and subject to the terms and conditions of this Agreement, ZymoGenetics and ZymoGenetics Releasors hereby forever release BMS and the BMS Released Parties, from any and all claims, demands and rights of action that ZymoGenetics and ZymoGenetics Releasors may have, now or in the future, on account of any direct or indirect infringement of the Licensed Patents. In consideration of and subject to the terms and conditions of this Agreement, ZymoGenetics and ZymoGenetics Releasors hereby forever release BMS and the BMS Released Parties, from any and all intellectual property claims, demands and rights of action that ZymoGenetics and ZymoGenetics

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Releasors may have, now or in the future, based on the Released IP, with respect to Abatacept and/or Belatacept, including but not limited to any and all claims, demands and rights of action that ZymoGenetics and ZymoGenetics Releasors may have, now or in the future, on account of any direct or indirect infringement of any Released IP as a result of the manufacture, use, offer for sale, sale, importation and/or exportation of Abatacept and/or Belatacept.

(b) ZymoGenetics and ZymoGenetics Releasors covenant, subject to the terms and conditions of this Agreement, not to either directly or indirectly make, file or maintain any claim, demand, lawsuit, action or cause of action, of whatever kind or character, now or in the future, in law or in equity against BMS or any BMS Released Parties, jointly or severally, which claim, demand, lawsuit, action or cause of action asserts direct or indirect infringement of the Licensed Patents. ZymoGenetics and ZymoGenetics Releasors covenant, subject to the terms and conditions of this Agreement, not to either directly or indirectly make, file or maintain any intellectual property claim, demand, lawsuit, action or cause of action, of whatever kind or character, now or in the future, in law or in equity, based on the Released IP, with respect to Abatacept and/or Belatacept against BMS or any BMS Released Parties, jointly or severally, including but not limited to any claim, demand, lawsuit, action or cause of action that asserts direct or indirect infringement of any Released IP by the manufacture, use, offer for sale, sale, importation and/or exportation of Abatacept and/or Belatacept.

(c) ZymoGenetics and ZymoGenetics Releasors hereby forever release BMS and the BMS Released Parties from any and all claims asserted in the Pending Action, and any and all claims that could have been asserted in the Pending Action and that are reasonably related to the issues to be decided in the Pending Action.

2.4 Release by BMS. BMS and the BMS Releasors hereby forever release ZymoGenetics and the ZymoGenetics Released Parties from any and all claims asserted in the Pending Action, and any and all claims that could have been asserted in the Pending Action and that are reasonably related to the issues to be decided in the Pending Action.

2.5 Covenant by BMS. BMS and the BMS Releasors covenant, subject to the terms and conditions of this Agreement, not to either directly or indirectly make, file or maintain any claim, demand, lawsuit, action or cause of action, of whatever kind or character, now or in the future, in law or in equity challenging the validity or patentability or scope of the Licensed Patents.

2.6 No Further Obligations. ZymoGenetics is under no obligation to file, prosecute, defend or maintain the Licensed Patents or the Released IP or to bring or prosecute actions or suits against any Third Party for infringement of any of the Licensed Patents or the Released IP.

2.7 Stipulation Of Dismissal. ZymoGenetics and BMS shall, within five (5) Business Days of ZymoGenetics’ receipt of payment pursuant to Article 3, cause their respective counsel to execute and file in the Pending Action a stipulation of dismissal of all claims and counterclaims with prejudice, pursuant to Rule 41(a), Fed. R. Civ. P., in the form attached hereto as Exhibit A. Each Party shall bear its own costs and fees associated with the Pending Action and no request, motion, petition or otherwise for such fees and/or costs shall be made to the court.

ARTICLE 3

PAYMENTS

3.1 Payments. Within fifteen (15) calendar days after the Effective Date, BMS shall pay to ZymoGenetics a payment in the amount of twenty-one million Dollars ($21,000,000) in accordance

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with Section 3.2. No other payments shall be payable by BMS to ZymoGenetics under this Agreement in consideration for the licenses, releases and rights granted by ZymoGenetics to BMS under this Agreement.

3.2 Wire Transfer. Payment under this Agreement shall be in Dollars, and unless notified by ZymoGenetics in writing before payment is due, shall be made by wire transfer pursuant to Section 3.1 to:

Bank of America

Acct: [    *    ]

ABA: [    *    ]

ARTICLE 4

REPRESENTATIONS, WARRANTIES, AND DISCLAIMERS

4.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that: (i) it has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement; (ii) execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized; (iii) this Agreement is legally binding and enforceable on each Party in accordance with its terms; and (iv) the performance of this Agreement by it does not create a breach or default under or conflict with any other agreement or obligation to which it is a party, or violate any applicable law, order, rule or regulation.

4.2 Representations and Warranties of ZymoGenetics. ZymoGenetics represents and warrants to BMS that:

(a) ZymoGenetics has the full right, power, and corporate authority to enter into this Agreement and to make the covenants and grant the licenses, releases and rights set forth in this Agreement, and that this Agreement is enforceable against it in accordance with its terms; and

(b) ZymoGenetics is owner of all right, title and interest in and to the Licensed Patents and has the full legal right, power and ability to grant the licenses, releases and rights with respect to the Licensed Patents to BMS as set forth in this Agreement; and

(c) ZymoGenetics is not as of the Effective Date and will not thereafter become a party to any agreement or other binding commitment or obligation of any kind, the terms of which (i) conflict with the covenants and obligations of ZymoGenetics (including the grant to BMS of the licenses, releases and rights under Article 2) under this Agreement or (ii) diminish limit or impair the ability of ZymoGenetics to perform its covenants and obligations (including the grant to BMS of the licenses, releases and rights under Article 2) under this Agreement.

4.3 Disclaimers.

(a) ZymoGenetics does not warrant the patentability, validity or enforceability of the Licensed Patents or the Released IP and makes no representations whatsoever with regard to the scope of the Licensed Patents or the Released IP or that such Licensed Patents or the Released IP may be exploited without infringing patents of any Third Party.

(b) NO WARRANTY IS GIVEN WITH RESPECT TO THE LICENSED PATENTS OR THE RELEASED IP, EITHER EXPRESSED OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND THE

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PARTIES SPECIFICALLY DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR ENFORCEABILITY OF THE LICENSED PATENTS OR THE RELEASED IP, OR NON-INFRINGEMENT OF THE LICENSED PATENTS OR THE RELEASED IP OR ANY OTHER RIGHTS OF ANY THIRD PARTY.

(c) Nothing in this Agreement is or shall be construed as a representation or acknowledgement by BMS that any claim of any patent or patent application is or has been infringed by any product or activity.

ARTICLE 5

TERM, BREACH AND INDEMNIFICATION

5.1 Term. This Agreement shall commence as of the Effective Date and shall continue thereafter in accordance with its terms and conditions.

5.2 Breach by a Party. In the event of material breach of this Agreement by a Party, the other Party shall provide written notice to the allegedly breaching Party of said material breach specifying the nature of the alleged breach. The allegedly breaching Party shall have 30 days following receipt of the foregoing written notice of material breach to cure; provided that such cure period shall not apply to a breach of Section 3.1. BMS hereby acknowledges that failure to perform Section 3.1 is a material breach, and in the case of a breach of Section 3.1 ZymoGenetics shall have the right to terminate the Agreement upon giving notice of termination or may seek to enforce the Agreement by whatever means it deems necessary.

5.3 Effect of Breach. The allegedly breaching Party’s failure to cure as provided in Section 5.2 above shall result in the other Party having whatever legal and equitable rights and remedies that may be available to it as a result of such breach.

5.4 BMS Indemnification. BMS, its Affiliates or its Designees shall defend, indemnify and hold ZymoGenetics and its directors, officers, employees and agents (each, an “Indemnitee”) harmless from and against any and all liability, demands, damages, expenses, and losses of any kind ,including those resulting from death, personal injury, illness or property damages, (each, a “Liability”) arising out of the possession, manufacture, distribution, use, testing, sale or other disposition by BMS or its Affiliates or Designees of Abatacept, Belatacept and/or other Licensed Products covered by the Licensed Patents, whether based on breach of warranty, negligence, product liability or otherwise, except to the extent, in each case, that such Liability is caused by the negligence or willful misconduct of an Indemnitee.

5.5 Indemnification Procedure. A claim to which indemnification applies under Section 5.4 shall be referred to herein as an “Indemnification Claim”. If an Indemnitee intends to claim indemnification under Section 5.4, the Indemnitee shall notify BMS in writing promptly upon becoming aware of any claim that may be an Indemnification Claim. BMS shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by BMS, provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if Indemnitee determines that representation of such Indemnitee by the counsel retained by BMS would be inappropriate due to actual or potential differing interests between such Indemnitee and any party represented by such counsel in such proceedings. BMS shall have the right to settle or compromise any claims for which it is providing indemnification under Section 5.4, provided that the consent of the Indemnitee (which shall not be unreasonably withheld, delayed or conditioned) shall be required in the event any such settlement or compromise would adversely affect the

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interests of the Indemnitee. The indemnification obligations of BMS under Section 5.4 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of BMS. The failure to deliver notice to BMS within a reasonable time after the commencement of any action subject to Section 5.4, if materially prejudicial to BMS’ ability to defend such action, shall relieve BMS of any obligation to the Indemnitee under Section 5.4 with respect to Liability relating to or arising from such action. The Indemnitee and its employees and agents, shall reasonably cooperate with BMS and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

ARTICLE 6

CONFIDENTIALITY

6.1 Confidentiality. Each Party shall be free to disclose the existence of the Agreement (but not its terms) to any Third Party. Except as required by law, neither Party, its Affiliates, nor BMS’ Designees shall disclose the specific terms or conditions of this Agreement to any Third Party (except to the extent previously publicly disclosed pursuant to Section 6.2); provided, however, that each Party shall be free to disclose any of the terms of this Agreement (i) to the extent that a Party is advised by counsel that it is required to do so by securities or other applicable laws, regulations, or rules (including the regulations or rules of any relevant stock exchange), (ii) pursuant to a legal proceeding or order of a court or governmental agency, (iii) to actual or prospective sublicensees, (iv) to its accountants, attorneys and other professional advisors, or (v) in connection with a financing, merger, consolidation, acquisition or a permitted assignment of this Agreement; provided further that (1) in the case of any disclosure under (iii), (iv), or (v) above, the recipient(s) are obligated and do so undertake to keep such terms of this Agreement confidential to the same extent as said Party, and (2) in the case of disclosure under (ii), the disclosing Party will use commercially reasonable efforts to secure confidential treatment of such terms of this Agreement required to be disclosed and shall provide the other Party with written notice prior to any such disclosure so as to allow the other Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of such terms, and (3) in the case of disclosure under (i), such disclosure shall be in accordance with Section 6.2.

6.2 Securities Filings. In the event either Party is required to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes or refers to this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act, of 1934, as amended, or any other applicable laws, the Party shall only disclose information (confidential or otherwise) which it is advised by counsel is legally required to be disclosed. BMS acknowledges that ZymoGenetics has notified BMS of the requirement to file documents with the Securities and Exchange Commission disclosing the terms of this Agreement, and prior to the Effective Date ZymoGenetics has provided BMS with a copy of such disclosure to be filed for review by BMS.

6.3 Press Release. Each Party agrees not to issue any press release disclosing the existence of this Agreement or any other information relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party.

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ARTICLE 7

MISCELLANEOUS PROVISIONS

7.1 Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed to constitute or give rise to a partnership, agency, distributorship, employer-employee, joint venture, or fiduciary relationship between the Parties.

7.2 Assignment. This Agreement may not be assigned or otherwise transferred by a Party without the consent of the other Parties which consent shall not be unreasonably withheld; provided however, that BMS or ZymoGenetics may, without such consent, assign this Agreement together with all of its rights and obligations hereunder to its Affiliates, or to a successor in interest in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction, subject in each such case to the assignee agreeing to be bound by the terms of this Agreement, including without limitation the obligations and covenants under Article 2 and 3. Any permitted assignee shall agree to be bound by all applicable terms of this Agreement, including without limitation the obligations and covenants under Article 2 and 3. Any permitted assignee or successor shall assume and be bound by all obligations of its assignor or predecessor under this Agreement. Any purported assignment in violation of the preceding sentences in this Section 7.2 shall be void.

7.3 Entire Agreement. This Agreement constitutes and contains the entire understanding and agreement of the Parties with respect to the subject matter hereof, and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof, including but not limited to the term sheet executed by the Parties on October 3, 2008. No waiver, modification, or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized representative of each of the Parties.

7.4 Binding on Transferees and Assignees. This Agreement shall be binding on any assignees or transferees of ZymoGenetics of any of ZymoGenetics’ rights with respect to the Licensed Patents and the Released IP. Any license of any of ZymoGenetics’ rights with respect to the Licensed Patents and the Released IP shall be subject to the rights and licenses granted to BMS hereunder.

7.5 Severability. In the event any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or either of the Parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the Parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement.

7.6 Waiver. The waiver by a Party of any breach of or default under any of the provisions of this Agreement or the failure of a Party to enforce any of the provisions of this Agreement or to exercise any right hereunder shall not constitute or be construed as a waiver of any other breach or default or as a waiver of any such rights or provisions hereunder.

7.7 Governing Law. This Agreement shall be governed by, enforced, and shall be construed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions. For the purposes of any suit, action or other proceeding arising out of, or under or in connection with this Agreement, the Parties hereby irrevocably submit to the exclusive jurisdiction of (i) the Supreme Court or Chancery Court of the State of Delaware (each a “State Court”) and (ii) the

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United States District Court for the District of Delaware. Each Party agrees to commence any such action, suit or proceeding in such District Court or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in a State Court.

7.8 Notices. Any notice, request, consent, or other document required or permitted to be given under this Agreement or otherwise relating to this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (with a confirming copy sent by overnight courier), or sent by overnight courier or registered mail to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Party. Any such notice, requests, delivery, approval or consent shall be deemed received on the date of hand delivery or transmission by facsimile (provided that such date is a business day, otherwise it shall be deemed received on the next business day), one (1) business day after dispatch by overnight courier, or five (5) business days after dispatch of the registered mail.

If to BMS, addressed to:

Bristol-Myers Squibb Company

P.O. Box 4000

Route 206 & Province Line Road

Princeton, NJ 08543-4000

Attention: Senior Vice President, Strategic Transactions Group

With a copy to:

Bristol-Myers Squibb Company

P.O. Box 4000

Route 206 & Province Line Road

Princeton, NJ 08543-4000

Attention: Vice President & Senior Counsel, Business Development

If to ZymoGenetics, addressed to:

ZymoGenetics, Inc.

1201 Eastlake Avenue East

Seattle, WA 98102-3702

Attention : Vice President, Intellectual Property and Legal Affairs

7.9 Bankruptcy. The Parties agree that in the event a Party becomes a debtor under Title 11 of the U.S. Code (“Title 11”), this Agreement shall be deemed to be, for purposes of Section 365(n) of Title 11, a license to rights to “intellectual property” as defined therein. Each Party as a licensee hereunder shall have the rights and elections as specified in Title 11. Any agreements supplemental hereto shall be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of Title 11.

7.10 Interpretation.

(a) Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party hereto as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

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(b) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “any” shall mean “any and all” unless otherwise clearly indicated by context.

(c) Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any laws herein shall be construed as referring to such laws as from time to time enacted, repealed or amended, (iii) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (v) all references herein to Articles or Sections, unless otherwise specifically provided, shall be construed to refer to Articles and Sections of this Agreement.

(d) Headings and captions are for convenience only and are not be used in the interpretation of this Agreement.

7.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument, and may be executed and delivered through the use of facsimiles or email of pdf copies of the executed Agreement.

***

[signature page follows]

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IN WITNESS WHEREOF, ZymoGenetics and BMS have caused this Agreement to be executed by their duly authorized representatives.

ZYMOGENETICS, INC.

By:	/s/ Suzanne M. Shema
Name:	Suzanne M. Shema
Title:	SVP and GC

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Louis J. Wille
Name:	Louis J. Wille
Title:	10-22-08 Vice President and Deputy General Counsel, IP

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EXHIBIT A

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

ZYMOGENETICS, INC., a	)
Washington Corporation,	)
)
Plaintiff,	)	Civil Action No: 06-500-SLR-MPT
)
v.	)
)
BRISTOL-MYERS SQUIBB CO.,	)
a Delaware Corporation, and	)
DOES 1 through 100,	)
)
Defendants.	)

STIPULATED ORDER OF DISMISSAL

WHEREAS Plaintiff ZymoGenetics, Inc. (“ZymoGenetics”) and Defendant Bristol-Myers Squibb Company (“Bristol”), as indicated by the signature of counsel appearing below, have agreed to the dismissal of this action, pursuant to Federal Rule of Civil Procedure 41 and subject to the terms of this Order,

IT IS HEREBY STIPULATED AND AGREED by and between the parties hereto, and subject to approval of the Court, that:

1. The claims by ZymoGenetics against Bristol are hereby dismissed with prejudice.

2. The claims by Bristol against ZymoGenetics are hereby dismissed with prejudice.

3. Each party shall bear its own costs and attorneys fees attributable to the prosecution and defense of the claims.

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POTTER ANDERSON & CORROON LLP	RICHARDS, LAYTON & FINGER, P.A.

By:	By:
Phillip A. Rovner (#3215) Hercules Plaza P.O. Box 951 Wilmington, DE 19899 (302) 984-6000 provner@potteranderson.com		Frederick L. Cottrell (#2555) cottrell@rlf.com Kelly E. Farnan farnan@rlf.com One Rodney Square P.O. Box 551 Wilmington, DE 19899
Attorney for Plaintiff ZymoGenetics, Inc.		(302) 651-7700
OF COUNSEL		Attorneys for Defendant Bristol-Myers Squibb Company
Paul J. Andre		OF COUNSEL
Lisa Kobialka Sean Boyle King & Spalding 1000 Bridge Parkway #100 Redwood Shores, CA 94065		Robert L. Baechtold Scott K. Reed Colleen Tracy Christopher P. Borello Fitzpatrick Cella Harper & Scinto 30 Rockefeller Plaza New York, N.Y. 10112 (212) 218-2100

Dated: October , 2008

SO ORDERED this day of October, 2008

SUE L. ROBINSON UNITED STATES DISTRICT JUDGE

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